UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2011

INTERACTIVE DATA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31555	13-3668779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Interactive Data Corporation (the “Company” or “Interactive Data”) is filing this Current Report on Form 8-K to disclose preliminary selected financial data for the fourth quarter and full year ended December 31, 2010. The Company expects to provide this data to prospective investors in connection with a proposed refinancing of its senior secured term loan.

Based on its review to date, the Company expects to report fourth-quarter 2010 revenue of approximately $208 million. Fourth-quarter 2010 revenue includes a reduction of $1 million relating to the amortization of acquisition-related deferred revenue, a reduction of approximately $2 million associated with changes in foreign exchange rates, and the contribution of approximately $8 million from businesses acquired in the past 12 months. Excluding those factors, organic (non-GAAP) revenue is expected to be approximately $203 million.

Interactive Data’s fourth-quarter 2010 loss from operations is expected to be approximately $3 million. Interactive Data’s pro forma adjusted EBITDA, which excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, are not otherwise expected to recur in the ordinary course or other adjustments permitted under the Company’s senior secured credit facilities, is expected to be approximately $83 million for the fourth quarter of 2010. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

Based on its review to date, Interactive Data expects to report fiscal year 2010 revenue of approximately $797 million. Interactive Data’s 2010 revenue includes a reduction of approximately $4 million relating to the amortization of acquisition-related deferred revenue, a reduction of approximately $1 million associated with changes in foreign exchange rates, and the contribution of approximately $28 million from businesses acquired in the past 12 months. Excluding those factors, 2010 organic (non-GAAP) revenue is expected to be approximately $774 million. The Company’s full-year 2010 results reflect the predecessor period prior to the Company’s acquisition (from January 1 through July 29) and the successor period following such acquisition (from July 30 through December 31) on a combined basis.

Interactive Data’s 2010 loss from operations is expected to be approximately $9 million. Interactive Data’s 2010 pro forma adjusted EBITDA is expected to be approximately $319 million.

The Company expects cash, cash equivalents and marketable securities to be approximately $124 million at December 31, 2010 with total debt of approximately $2 billion. The Company’s cash position excludes $7 million held by the Company’s parent, with such cash expected to become available to the Company during the first quarter of 2011. The Company expects fiscal year 2010 capital expenditures to be approximately $42 million.

Interactive Data plans to report its complete fourth-quarter and full-year 2010 financial results in late February 2011. Interactive Data’s final fourth-quarter and full-year 2010 results may differ from the preliminary financial data presented here due to several factors. These factors include, but are not limited to, changes associated with the final review of the results and preparation of quarterly and annual financial statements, including the Company’s final review of transactions and the completion of the annual audit by the Company’s independent registered public accounting firm.

The Company presents certain non-GAAP financial measures because the Company believes doing so provides investors with useful analytical indicators of performance. The Company’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, certain non-GAAP financial measures including pro forma adjusted EBITDA are used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities. The non-GAAP financial measures of the Company’s results of operations included in this disclosure should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-

GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

All non-GAAP financial measures with applicable reconciliations are set forth as follows:

RECONCILIATION OF NON-GAAP MEASURES

Revenue Before Effects of Deferred Revenue Adjustment, Foreign Exchange

and Acquisition-Related Revenue

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue	$208	$194	$797	$757
Total deferred revenue adjustment	1	—	4	—

Non-GAAP revenue before total deferred revenue adjustment	209	194	801	757
Total effects of foreign exchange	2	—	1	—

Non-GAAP revenue before above factors	211	194	802	757
Total effects of acquisition-related revenue	(8)	(1)	(28)	(1)

Non-GAAP revenue before above factors	203	193	774	756
Intercompany eliminations - OFS	—	—	—	(1)

Total organic (non-GAAP) revenue	$203	$193	$774	$755

Pro Forma Adjusted EBITDA1

($ in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Income from Operations	$(3)	$50	$(9)	$208
Interest expense, net	(47)	—	(78)	2
Other income	—	—	1	—

Income before taxes[2]	(51)	50	(86)	210
Interest	47	—	78	(2)
Depreciation and amortization	52	17	124	62

EBITDA[2]	$48	$67	$115	$270

Adjustments:
Stock-based compensation	2	4	26	16
Merger costs	4	—	120	—
Other non-recurring charges[3]	18	3	25	12
Other charges[4]	4	—	2	13
Pro forma cost savings[5]	8	8	30	30

Pro forma adjusted EBITDA[2,6]	$83	$81	$319	$340

[1]

Interactive Data’s pro forma adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, are not otherwise expected to recur in the ordinary course or other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

[2]	Totals may not add due to rounding.
[3]

Other non-recurring charges include the impact of the deferred revenue adjustment, the write-off of certain capitalized software and other assets, severance and retention expenses, and the impact of the 2009 out-of-period accounting adjustment.

[4]	Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments and other costs.
[5]

Pro forma cost savings is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

[6]

2009 and 2010 fourth quarter and full-year pro forma adjusted EBITDA are not necessarily comparable due to, among other things, the inclusion in 2010 of expenses related to increased compensation expense in connection with the Company’s incentive bonus programs.

The information contained under Item 2.02 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION
(Registrant)

By:	/s/ Vincent A. Chippari
Vincent A. Chippari
Senior Vice President and Chief Financial Officer

Date: January 31, 2011

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